Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan and Amended 2016 Equity Incentive Plan of FIGS, Inc. of our report dated March 17, 2021, except for the effects of the stock split discussed in Note 2 to the financial statements, as to which the date is May 20, 2021, with respect to the financial statements of FIGS, Inc. as of December 31, 2019 and 2020, and for each of the two years in the period ended December 31, 2020, included in the prospectus dated May 26, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, relating to the registration Statement on Form S-1, as amended (No. 333-255797), and all amendments to such registration statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

May 28, 2021